UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 18, 2023
NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2023 annual meeting of shareholders on May 18, 2023. At the meeting, the following proposals were submitted to a vote of our shareholders, with the voting results indicated below:
Proposal 1: Election of Directors. Our shareholders elected the following three Class III directors to hold office until the 2026 annual meeting of shareholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Kathleen A. Farrell	123,828,945	4,445,073	5,906	1,074,401
David S. Graff	127,849,867	421,292	8,765	1,074,401
Thomas E. Henning	128,009,575	264,267	6,082	1,074,401

Proposal 2: Ratification of the appointment of KPMG LLP. Our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
129,229,489	111,020	13,816	—

Proposal 3: Advisory vote on executive compensation. Our shareholders approved, by an advisory vote, the compensation of our named executive officers as disclosed in the proxy statement for the annual meeting.

For	Against	Abstain	Broker Non-Votes
128,109,990	138,044	31,890	1,074,401

Proposal 4: Advisory vote on the frequency of future advisory votes on executive compensation. Our shareholders approved, by an advisory vote, an annual advisory vote on the compensation of our named executive officers (as opposed to an advisory vote every two years or every three years).

1 Year	2 Years	3 Years	Abstain
126,334,806	54,315	1,846,534	44,269

Proposal 5: Approval of an amended and restated Directors Stock Compensation Plan. Our shareholders approved amendments to and a restatement of the Directors Stock Compensation Plan to (i) increase the number of shares of the Company's Class A common stock that may be issued under the Directors Stock Compensation Plan from a total of 500,000 shares to a total of 700,000 shares, (ii) increase the annual per-director share award limit under the plan from $300,000 to $500,000, with the award limit to be based on, in addition to the grant date fair value of shares awarded under the plan, the total annual cash fees paid to the director for service on the Board and its committees, and (iii) allow for Board members who are also employees of the Company to be eligible to participate in the plan and elect to receive their annual retainer fees in shares of stock instead of cash.

For	Against	Abstain	Broker Non-Votes
128,129,726	120,050	30,148	1,074,401

Proposal 6: Approval of an amended and restated Executive Officers Incentive Compensation Plan. Our shareholders approved amendments to and a restatement of the Executive Officers Incentive Compensation Plan to extend the expiration date from January 1, 2024 to May 18, 2033.

For	Against	Abstain	Broker Non-Votes
128,139,594	102,487	37,843	1,074,401

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Nelnet, Inc. Directors Stock Compensation Plan, as amended and restated as of May 18, 2023

10.2	Nelnet, Inc. Executive Officers Incentive Compensation Plan, as amended and restated as of May 18, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: May 22, 2023                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer